As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Olink Holding AB (publ)

(Exact name of registrant as specified in its charter)

Sweden	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Salagatan 16F
SE-75330
Uppsala, Sweden

Tel: +46 (0) 18 – 444 39 70

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2021 Incentive Award Plan

(Full title of the plan)

Olink Proteomics Inc.

130 Turner St. Building 2, Suite 230

Waltham, MA 02453, USA

Tel: (617) 393-3933

Attn: General Counsel

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roger Bivans

Baker & McKenzie LLP

1900 North Pearl

Suite 1500

Dallas, TX 75201

(214) 978-3095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 19, 2024, the stockholders of Olink Holding AB (publ) (the “Company”) approved a resolution increasing the maximum shares of stock available for issuance under the Company’s Amended and Restated 2021 Incentive Award Plan (as amended, the “Plan”), by 849,195 shares (the “Additional Shares”). This Registration Statement on Form S-8 is being filed in order to register such Additional Shares which may be offered and sold to participants under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed on April 17, 2023 (No. 333-271290), April 7, 2022 (No. 333-264181) and March 30, 2021 (No. 333-254844), respectively, are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 25, 2024 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement Form 8-A (File No. 001-40277), filed with the Commission on March 22, 2021 pursuant to the Exchange Act, and any amendments or supplements filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Report of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.		Description
4.1		Articles of Association, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on March 18, 2021 (File No. 333-253818)).
4.2		Deposit Agreement (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022).
4.3		Form of American Depositary Receipt (incorporated by reference to Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022).
5.1	*	Opinion of Baker & McKenzie LLP, Swedish counsel to the Registrant, with respect to the legality of the Common Shares being registered.
23.1	*	Consent of Ernst & Young AB, independent registered public accounting firm for the Registrant.
23.2	*	Consent of Öhrlings PricewaterhouseCoopers AB, independent registered public accounting firm for the Registrant for the fiscal years ending December 31, 2021.
23.3	*	Consent of Baker & McKenzie LLP, Swedish counsel to the Registrant (included in Exhibit 5.1 to this Registration Statement).
24.1	*	Power of Attorney (included on the signature page of this Registration Statement).
99.1		Amended and Restated 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 7, 2022 (File No. 333-264181)).
99.2		First Amendment to the Amended and Restated 2021 Incentive Award Plan, dated as of March 14, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 17, 2023 (File No. 333-271290)).
99.3	*	Second Amendment to the Amended and Restated 2021 Incentive Award Plan, dated as of March 14, 2024.
107	*	Filing Fee Table.
	*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uppsala, Sweden on April 19, 2024.

olink holding AB (publ)

By:	/s/ Jon Heimer
Jon Heimer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon Heimer and Oskar Hjelm, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign for him or her and in his or her name in the capacity indicated below the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Olink Holding AB (publ), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, and hereby ratifying and confirming all that any said attorney-in fact and agent, or any substitute or substitutes of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2024.

Name	Title

/s/ Jon Heimer	Chief Executive Officer and Director
Jon Heimer	(Principal Executive Officer)

/s/ Oskar Hjelm	Chief Financial Officer
Oskar Hjelm	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jon Hindar	Chairman of the Board of Directors
Jon Hindar

/s/ Solange Bullukian	Director
Solange Bullukian

/s/ Johan Lund, PhD	Director
Johan Lund, PhD

/s/ Gregory J. Moore	Director
Gregory J. Moore

/s/ Mary Reumuth	Director
Mary Reumuth

/s/ Nicolas Roelofs, PhD	Director
Nicolas Roelofs, PhD

/s/ Robert Schueren	Director
Robert Schueren

/s/ Tommi Unkuri	Director
Tommi Unkuri

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on April 19, 2024.

By:	/s/ Linda Ramirez-Eaves	Authorized Representative in the United States
Olink Proteomics Inc. Name: Linda Ramirez-Eaves
Title: General Counsel